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                                                                    EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS' REPORT


The Board of Directors
The DII Group, Inc.:

We have reviewed the accompanying condensed consolidated balance sheet of The DII Group, Inc. and subsidiaries (the "Company") as of June 28, 1998, and the related condensed consolidated statements of operations and cash flows for the thirteen weeks and twenty six weeks ended June 28, 1998 and June 29, 1997. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of The DII Group, Inc. and subsidiaries as of December 28, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the 52 weeks then ended (not presented herein); and in our report dated January 22, 1998, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 28, 1997 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.





DELOITTE & TOUCHE LLP

Denver, Colorado
August 7, 1998